UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2005 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01             Regulation FD Disclosure.

On November 30, 2005, Nu Skin Enterprises, Inc. (the “Company”) issued a press release announcing (i) the Company’s revised financial projections for the remainder of 2005 and (ii) certain organizational restructuring plans. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference, but is not filed rather is furnished pursuant to Regulation FD.

Also, on November 30, 2005 the Company will host its annual Investor Day Presentation in New York City, starting at 9:00 a.m. (EST). The presentation will be webcast live on www.nuskinenterprises.com (Investors page). Key members of executive management will provide additional insight on the Company’s financial projections, future plans, expectations and opportunities for the Company as well as additional information relating to the organizational restructuring plans. The slides accompanying the presentation will be available on the above website link at the time of the webcast and will be archived there through December 14, 2005.

Item 9.01             Financial Statements and Exhibits.

(c)     Exhibit.

99.1	Nu Skin Enterprises' press release dated November 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date: November 30, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Nu Skin Enterprises' press release dated November 30, 2005.